                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT is dated April 16, 2002 and is between Blackstone Capital Partners III Merchant Banking Fund L.P., a Delaware limited partnership ("BCPIII"), Blackstone Offshore Capital Partners III, a Cayman Islands exempted limited partnership ("BOCPIII") and Blackstone Family Investment Partnership III L.P., a Delaware limited partnership (together with BCPIII and BOCPIII, the "BLACKSTONE ENTITIES") and Premcor Inc., a Delaware corporation (the "COMPANY").

                                   BACKGROUND

         1. Presently, the Blackstone Entities are the beneficial holders of a majority of the outstanding shares of Common Stock (as defined below) of the Company.

         2. In order to facilitate the Blackstone Entities' disposition of such shares of Common Stock, which will result in the Company's becoming an independent company with a deeper, more liquid trading market in its Common Stock, the Company is willing to provide the Blackstone Entities with the registration rights described in this Agreement.

         The parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         SECTION 1.1. CERTAIN DEFINITIONS. As used in this Agreement:
                      -------------------

         "AFFILIATE" means, with respect to any Person, (i) any Person that directly or indirectly controls, is controlled by or is under common control with, such Person or (ii) any director, officer, member, partner (including limited partners) or employee of such Person or any Person specified in clause
(i) above; provided, that officers, directors or employees of the Company will be deemed not to be Affiliates of the Blackstone Entities for purposes hereof solely by reason of being officers, directors or employees of the Company.

         "AGREEMENT" means this Registration Rights Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

         "BUSINESS DAY" means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

         "COMMON STOCK" means the common stock, par value $.01 per share, of the Company.

         "COMMON STOCK EQUIVALENTS" means any stock, warrants, rights, calls, options, debt or other securities exchangeable or exercisable for or convertible into Common Stock.

         "PERSON" means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity of any nature whatsoever.

         "REGISTRATION EXPENSES" means all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all SEC and stock exchange or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger, telephone and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange or national market system, fees and disbursements of counsel for the Company and all independent certified public accountants (including the expenses of any annual audit, special audit and "cold comfort" letters required by or incident to such performance and compliance), securities laws liability insurance (if the Company so desires), the fees and disbursements of underwriters (including, without limitation, all fees and expenses of any "qualified independent underwriter" required by the rules of the
NASD) customarily paid by issuers or sellers of securities in public equity offerings, the expenses customarily borne by the issuers of securities in a "road show" presentation to potential investors, the fees and expenses of any special experts retained by the Company in connection with such registration, and the fees and expenses of other persons retained by the Company; provided, however, that the term "Registration Expenses" shall not include any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of shares of Registrable Securities, any fees and expenses of counsel for any selling Stockholder or any other expenses incurred by any selling Stockholder.

         "REGISTRABLE SECURITIES" means any shares of Common Stock and any shares of Common Stock owned or to be acquired upon conversion, exercise or exchange of Common Stock Equivalents, in each case now or hereafter owned by the Stockholders. As to any particular Registrable Securities, once issued, such Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the applicable Stockholder of such securities has become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement,
(ii) such securities have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) such securities have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer have been delivered by the Company and subsequent disposition of such securities does not require registration or qualification of such securities under the Securities Act or any state securities or blue sky law then in force, or (iv) such securities have ceased to be outstanding.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

         "STOCKHOLDERS" means each of the Blackstone Entities and "STOCKHOLDER" means any one of the Stockholders.

         "TRANSFEREE" means any Person to whom any Stockholder or any Transferee thereof transfers Registrable Securities.

         SECTION 1.2. OTHER DEFINITIONAL PROVISIONS; INTERPRETATION.
                      ---------------------------------------------

         (a) The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified.

         (b) The headings in this Agreement are included for convenience of reference only and do not limit or otherwise affect the meaning or interpretation of this Agreement.

         (c) The meanings given to terms defined herein are equally applicable to both the singular and plural forms of such terms.

                                   ARTICLE II

                               REGISTRATION RIGHTS
                               -------------------

         SECTION 2.1. INCIDENTAL REGISTRATION.
                      -----------------------

         (A) After the consummation of the Company's initial public offering, if the Company proposes to register any of its securities under the Securities Act (other than a registration statement on Form S-4 or S-8), whether or not for its own account (and including any registration pursuant to a request or demand right of any other Person), then the Company will each such time give prompt written notice thereof to the Stockholders of their rights under this Section 2.1, at least 10 days prior to the anticipated filing date of such registration statement. Such notice shall offer the Stockholders the opportunity to include in such registration statement such number of Registrable Securities as each Stockholder may request. Upon the written request of any Stockholder made within 10 days after the receipt of any such notice from the Company, which request shall specify the number of Registrable Securities intended to be disposed of by such Stockholder in such offering, the Company will use its best efforts to effect the registration under the Securities Act, as expeditiously as is possible, of all the Registrable Securities which the Company has been so requested to register by the Stockholders, to the extent required to permit the disposition of the Registrable Securities to be registered; provided, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration, the Company may at its election give written notice of such determination to the holders of such Registrable Securities and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration.

         (B) If a registration pursuant to this Section 2.1 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities which the Company and the holders of the Registrable Securities and any other Persons intend to include in such registration exceeds the largest number of securities which can be sold in such offering without having an adverse effect on such offering (including the price at which such securities can be sold), then the number of such securities to be included in such registration shall be reduced to such extent, and the Company will include in such registration such maximum number of securities as follows (i) first, all of the securities the Company proposes to sell for its own account, if any, and (ii) second, to the extent that the number of securities which the Company proposes to sell for its own account is less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the aggregate number of Registrable Securities requested to be included in such registration by the Stockholders and any other Person shall be limited to such extent, and shall be allocated pro rata among the Stockholders and any other Persons included in such registration on the basis of the relative number of securities then held by each such Stockholder and Person; provided that any such amount thereby allocated to each such Stockholder and Person that exceeds such Stockholder's or Person's request, respectively, shall be reallocated among the Stockholders and such Persons in like manner, as applicable.

         (C) The Company will pay all Registration Expenses in connection with each registration of Registrable Securities pursuant to this Section 2.1.

         SECTION 2.2. DEMAND REGISTRATION.
                      -------------------

         (A) Upon the written request from time to time (a "Request") of any Stockholder or any Affiliate of a Stockholder that holds Registrable Securities that the Company effect the registration under the Securities Act of all or part of the Registrable Securities owned by such Stockholder and Affiliates, the Company will as expeditiously as possible use its best efforts to effect the registration under the Securities Act of such Registrable Securities; provided that the Company shall not be required to effect more than three registrations pursuant to this Section 2.2. The Stockholders shall have the right to select the managing underwriter or underwriters to administer the offerings covered by its Requests. The Stockholders and the Company shall consult with one another at the beginning of, and throughout, the registration process to coordinate the timing of the proposed offering, among other things with respect to the existence of any material business combination discussions that may be ongoing.

         (B) A registration requested pursuant to this Section 2.2 shall not be deemed to have been effected for purposes of Section 2.2(a) (i) unless it has become effective and remains effective in compliance with the provisions of the Securities Act and at least 75% of all Registrable Securities listed in the Request to be included in such registration statement have been disposed of in accordance with the intended methods of disposition thereof set forth in such registration statement (other than primarily as a result of acts or omissions of any Stockholder or any authorized agent thereof), (ii) if, after it has become effective, the offering of the Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court (for any reason not attributable to any Stockholder or any of its Affiliates) or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived.

         (C) If a requested registration pursuant to this Section 2.2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration by the Stockholders should be limited because the inclusion of all of such securities is likely to adversely impact such offering (including the price at which the securities can be sold) the Company shall include in such registration securities in the following order of priority: (i) first, Registrable Securities requested to be included in such registration statement by the Stockholders pursuant to this Section 2.2 and (ii) second, to the extent that the number of Registrable Securities which the Stockholders have requested to include is less than the number of securities which the Company has been advised can be sold in such offering without having the adverse effect referred to above, then the Company shall be entitled to include that number of securities which result in the offering not exceeding the maximum amount of securities that would cause the effect referred to above.

         (D) The Company will pay all Registration Expenses in connection with each registration of Registrable Securities pursuant to this Section 2.2.

         SECTION 2.3. HOLDBACK.
                      --------

         (A) RESTRICTIONS ON PUBLIC SALE BY THE STOCKHOLDERS. If any registration of Registrable Securities shall be in connection with an underwritten public offering to which the Stockholders have a right to include shares pursuant to Sections 2.1 or 2.2 hereof, each Stockholder agrees not to effect any sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities, and not to effect any such sale or distribution of other securities of the Company or of any securities convertible into or exchangeable or exercisable for any other securities of the Company (in each case, other than as part of such underwritten public offering) during the five days prior to, and during such period as the managing underwriter may request (not to exceed 90 days) beginning on, the closing date of the sale of the Common Stock pursuant to an effective registration statement, except as part of such registration.

         (B) RESTRICTIONS ON PUBLIC SALE BY THE COMPANY AND OTHERS. If any registration of Registrable Securities shall be made in connection with an underwritten public offering, the Company agrees (i) not to effect any public sale or distribution, and to use its reasonable best efforts to cause its directors and officers not to effect any public sale or distribution, of any Common Stock, Common Stock Equivalent or other securities or of any security convertible into or exchangeable or exercisable for any Common Stock, Common Stock Equivalent or other securities of the Company (other than in connection with an employee stock option or other benefit plan) during the five days prior to, and during the 90-day period beginning on, the closing date of the sale of the Registrable Securities pursuant to an effective registration statement (except as part of such registration) and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed Common Stock, Common Stock Equivalent or other securities shall contain a provision under which holders of such securities agree not to effect any sale or distribution of any such securities during the period referred to in the foregoing clause (i), including any sale pursuant to Rule 144 under the Securities Act (except as part of such registration, if permitted).

         SECTION 2.4. OTHER REGISTRATION-RELATED MATTERS. If and whenever the Company is required to use its best efforts to effect or cause the registration of any Registrable

Securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible:

         (A) in the case of a registration as provided in this Agreement, use its best efforts to prepare and file with the SEC within 30 days (or, in the case of a registration statement on Form S-3, within seven days) after receipt of a request for registration with respect to such Registrable Securities, a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such registration statement to become and remain effective as promptly as practicable, subject to the right of the Stockholders to defer the Company's request for the acceleration of effectiveness of any such registration statement as may be necessary to accommodate the anticipated timetable for such offering; provided that before filing with the SEC a registration statement or prospectus or any amendments or supplements thereto, the Company will (i) furnish to the selling Stockholder copies of the form of preliminary prospectus proposed to be filed and furnish to counsel of the selling Stockholder copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel and shall not be filed without the approval of such counsel and
(ii) notify the selling Stockholders of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

         (B) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

         (C) promptly furnish to each Stockholder and each underwriter, if any, of Registrable Securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all financial statements, schedules and exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, copies of any correspondence with the SEC or its staff relating to the registration statement and such other documents as any Stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities;

         (D) use its best efforts to register or qualify such Registrable Securities under the securities or blue sky laws of such jurisdictions as any Stockholder or each underwriter, if any, reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Stockholder and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Securities; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d),
(ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

         (E) immediately notify the selling Stockholders at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event which comes to the Company's attention if as a result of such event the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will promptly prepare and furnish to the selling Stockholders a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

         (F) use its best efforts to prevent the issuance of and obtain the withdrawal of any stop order suspending the effectiveness of a registration statement relating to the Registrable Securities or of any order preventing or suspending the use of any preliminary or final prospectus at the earliest practicable moment;

         (G) if requested by the managing underwriter or underwriters or any Stockholder, immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and each selling Stockholder agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

         (H) cooperate with the Stockholders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request prior to any sale of the Registrable Securities to the underwriters;

         (I) use its best efforts to cause all such Registrable Securities to be listed on a national securities exchange or quotation system, and on each securities exchange or quotation system on which similar securities issued by the Company are then listed, and enter into such customary agreements including a listing application and indemnification agreement in customary form, provided that the applicable listing requirements are satisfied, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

         (J) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions as a selling Stockholder or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including customary indemnification and supporting Stockholders' efforts to execute block trades with institutional buyers, if applicable, including without limitation, making appropriate members of senior management of the Company available (subject to consulting with them in advance as to schedule) for customary participation in in-person conferences or "road show" presentations to potential investors;

         (K) make available for inspection by the selling Stockholders, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any Stockholder or underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement;

         (L) use its best efforts to obtain (i) an opinion or opinions of counsel to the Company and (ii) a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by opinions and "cold comfort" letters as the selling Stockholders or the underwriter requests;

         (M) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, within the required time periods, an earnings statement covering a period of at least twelve months, beginning with the first month after the effective date of the registration statement (as the term "effective date" is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder or any successor provisions thereto;

         (N) promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after initial filing of the registration statement), provide copies of such document to counsel to the selling Stockholders and to the managing underwriters, if any, make the Company's representatives available for discussion of such document and give due consideration to changes in such document prior to the filing thereof as counsel for the selling Stockholders may propose;

         (O) promptly notify the selling Stockholders, counsel for the selling Stockholders and the managing underwriter or agent, (i) when the registration statement, or any post-effective amendment to the registration statement, shall have become effective, or any supplement to the prospectus or any amendment to the prospectus shall have been filed, (ii) of the receipt of any comments from the SEC, (iii) of any request of the SEC to amend the registration statement or amend or supplement the prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

         (P) cooperate with the selling Stockholders and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with or any other securities exchange and/or the NASD.

         It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Registrable Securities which are to be registered at the request of any Stockholder that such Stockholder shall furnish to the Company such information regarding the Registrable Securities held by such Stockholder and the intended method of disposition thereof as the Company shall reasonably request in connection with such registration.

         Each Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4(e) hereof, such Stockholder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Stockholder receives the copies of the prospectus supplement or amendment contemplated by Section 2.4(e) hereof, and, if so directed by the Company, such Stockholder will deliver to the Company all copies, other than permanent file copies, then in such Stockholder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 2.4(b) hereof shall be extended by the greater of
(i) 30 days or (ii) the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.4(e) hereof to and including the date when such Stockholder shall have received the copies of the prospectus supplement or amendment contemplated by Section 2.4(e) hereof.

                                   ARTICLE III

                                 INDEMNIFICATION
                                 ---------------

         SECTION 3.1. INDEMNIFICATION BY THE COMPANY. In the event of any registration of any Registrable Securities under the Securities Act pursuant to
Section 2.1 or 2.2 hereof, the Company will, and it hereby does, indemnify and hold harmless, to the full extent permitted by law, each Stockholder, all of its directors and officers, employees, stockholders, general partners, limited partners, members, advisory directors, managing directors (and directors, officers, stockholders, general partners, limited partners, members, advisory directors, managing directors and controlling persons thereof), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls, is controlled by or is under common control with any Stockholder or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including without limitation, reasonable attorneys' fees and any and all reasonable expenses incurred investigating, preparing or defending against any litigation, commenced or threatened, or any claim, and any and all amounts paid in any settlement of any such claim or litigation) to which such Stockholder, any such director, or officer, employee, stockholder, general or limited partner, member, or advisory or managing director or any such underwriter or controlling person may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon
(i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a prospectus, in light of the circumstances under which they are made), and the Company will reimburse each Stockholder and each such director, officer, employee, general partner, limited partner, advisory director, managing director or underwriter and controlling person for any legal or any other expenses reasonably incurred by them as such expenses are incurred in connection with investigating or defending such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Stockholder or any such director, officer, employee, general or limited partner, managing director or underwriter specifically stating that it is for use in the preparation thereof; provided, further, however, that the Company shall not be required to indemnify any such indemnified person if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the final prospectus or any amendment or supplement thereto and the final prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding and any such loss, liability, claim, damage or expense suffered or incurred by such indemnified person resulted from any action, claim or suit by any Person who purchased Registrable Securities which are the subject thereof from such indemnified person and it is established in the related proceeding that such indemnified person failed to deliver or provide a copy of the final prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Securities sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the final prospectus (as amended or supplemented) was a result of noncompliance by the Company with this Section 3 or as a result of the failure of the Company to provide such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of each Stockholder or any such director, officer, employee, general partner, limited partner, managing director, underwriter or controlling person and shall survive the transfer of such securities by any Stockholder.

         SECTION 3.2. INDEMNIFICATION BY STOCKHOLDERS AND UNDERWRITERS. Each Stockholder and any underwriter will, and they hereby do, indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.1) the Company and its directors, officers, employees, controlling persons and all other prospective sellers and their respective directors, officers, general and limited partners, managing directors, and their respective controlling persons, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including without limitation, reasonable attorneys' fees and any and all reasonable expenses incurred investigating, preparing or defending against any litigation, commenced or threatened, or any claim, and any and all amounts paid in any settlement of any such claim or litigation) to which the Company and its directors, officers, employees, controlling persons or any other prospective sellers and their respective directors, officers, general and limited partners, managing directors, and their respective controlling persons may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a prospectus, in light of the circumstances under which they are made), and the applicable Stockholder and any underwriter will reimburse the Company and its directors, officers, employees, controlling persons and all other prospective sellers and their respective directors, officers, general and limited partners, managing directors, and their respective controlling persons for any legal or any other expenses reasonably incurred by them as such expenses are incurred in connection with investigating or defending such loss, claim, liability, action or proceeding; provided that any Stockholder and any underwriter shall only be liable in any such case if any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Stockholder or any such underwriter specifically stating that it is for use in the preparation thereof; provided, further, however, that such Stockholder or underwriter shall not be required to indemnify the Company if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the final prospectus or any amendment or supplement thereto and the final prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding and any such loss, liability, claim, damage or expense suffered or incurred by the Company resulted from any action, claim or suit by any Person who purchased Registrable Securities which are the subject thereof from the Company and it is established in the related proceeding that the Company failed to deliver or provide a copy of the final prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Securities sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the final prospectus (as amended or supplemented) was a result of noncompliance by the Stockholder or any underwriter with this Section 3 or as a result of the failure of the Stockholder or any underwriter to provide such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, employee or controlling person. No Stockholder shall be liable under this Section 3.2 for any amounts exceeding the product of the purchase price per Registrable Security and the number of Registrable Securities being sold pursuant to such registration statement or prospectus by such Stockholder.

         SECTION 3.3. NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 3, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties exists or the indemnifying party is not adequately defending such action or proceeding. An indemnifying party will not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement of any pending or threatened proceeding which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to all indemnified parties of a release from all liability in respect to such claim or litigation, or (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on such indemnified party. Notwithstanding anything to the contrary contained herein, an indemnifying party will not be obligated to pay the fees and expenses of more than one counsel (plus no more than one local counsel) for all parties indemnified by such indemnifying party with respect to such claim.

         SECTION 3.4. CONTRIBUTION. If the indemnification provided for in this
Section 3 is unavailable to an indemnified party under Section 3.1 or Section
3.2 hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, and the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 3.1 and 3.2, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Company and the Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this
Section 3.4, no Stockholder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Stockholder and distributed to the public were offered to the public exceeds the amount of any damages which such Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         SECTION 3.5. OTHER INDEMNIFICATION. Indemnification similar to that specified in Sections 3.1 and 3.2 (with appropriate modifications) shall be given by the Company and each Stockholder with respect to any required registration or other qualification of securities under any law or with any governmental authority other than as required by the Securities Act.

         SECTION 3.6. NON-EXCLUSIVITY. The obligations of the parties under this
Section 3 shall be in addition to any liability which any party may otherwise have to any other party.

         SECTION 3.7. INDEMNIFICATION PAYMENTS. The indemnification and contribution required by Sections 3.1, 3.2 and 3.4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                                   ARTICLE IV

                                      OTHER
                                      -----

         SECTION 4.1. REMEDIES. The Company and each Stockholder acknowledge and agree that in the event of any breach of this Agreement by any of them, the Stockholders and the Company would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

         SECTION 4.2. AMENDMENTS, WAIVERS.
                      -------------------

         This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by the Company and the Stockholders.

         SECTION 4.3. SUCCESSORS; ASSIGNS; TRANSFEREES. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the Stockholders shall also be for the benefit of and enforceable by any Transferee of at least 4,000,000 shares Common Stock, subject to the provisions contained in this Agreement.

         SECTION 4.4. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing, shall be delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, or by Federal Express or other delivery service, to the address of the party set forth below or to such other address as the party to whom notice is to be given may provide in a written notice to the Company, a copy of which written notice shall be maintained on file with the Secretary of the Company.

     When the Company is the intended recipient:

          Premcor Inc.
          1700 East Putnam Avenue
          Suite 500
          Old Greenwich, CT 06970
          Attention: General Counsel
          Fax:       203-637-4866

     When the Blackstone Entities are the intended recipient:

          Blackstone Capital Partners III Merchant Banking Fund L.P. Blackstone Offshore Capital Partners III L.P.
          Blackstone Family Investment Partnership III L.P.
          c/o Blackstone Management Associates III L.P.
          345 Park Avenue--31st Floor
          New York, New York  10154
          Attention: Robert L. Friedman
          Fax:       (212) 583-5258

         SECTION 4.5. INTEGRATION. This Agreement, and the documents referred to herein, or delivered pursuant hereto, contain the entire understanding of the parties with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof and thereof other than those expressly set forth herein and therein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

         SECTION 4.6. SEVERABILITY. If one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         SECTION 4.7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         SECTION 4.8. LIMITED LIABILITY. Notwithstanding any other provision of this Agreement, neither the members, general partners, limited partners or managing directors, or any directors or officers of any members, general or limited partner, advisory director, nor any future members, general partners, limited partners, advisory director, or managing directors, if any, of any Stockholder shall have any personal liability for performance of any obligation of such Stockholder under this Agreement in excess of the respective capital contributions of such members, general partners, limited partners or managing directors to such Stockholder.

         SECTION 4.9. RULE 144. If the Company is subject to the requirements of
Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Stockholder, make publicly available such information) and it will take such further action as any Stockholder may reasonably request, so as to enable such Stockholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such requirements.

         SECTION 4.10. OTHER REGISTRATION RIGHTS.
                       -------------------------

         (A) The Company covenants that it will not grant any right of registration under the Securities Act relating to any of its shares of Common Stock, Common Stock Equivalents or other securities to any Person unless the Stockholders shall be entitled to have included in any registration effected (i) pursuant to Section 2.2 hereof, all Registrable Securities requested by it to be so included prior to the inclusion of any securities requested to be registered by the Persons entitled to any such other registration rights pursuant to any provision providing registration rights comparable to those contained in Section
2.1 hereof and (ii) pursuant to Section 2.1 hereof, all Registrable Securities requested by such Stockholder to be so included prior to the inclusion of any securities requested to be registered by the Persons entitled to any such other registration rights pursuant to any provision providing registration rights comparable to those contained in Section 2.1 hereof.

         (B) If the Company at any time grants to any other holders of Common Stock, Common Stock Equivalents or other securities of the Company any rights to request the Company to effect the registration (whether demand or incidental) under the Securities Act of any such securities on any terms more favorable to such holders than the terms set forth in this Agreement, the terms of this Agreement shall, at the request of any Stockholder, be deemed amended or supplemented to the extent necessary to provide the Stockholders such more favorable rights and benefits.

         (C) The Company covenants that it will not enter into, or cause or permit any of its subsidiaries to enter into, any agreement which conflicts with or limits or prohibits the exercise of the rights granted to the Stockholders in this Agreement.

         SECTION 4.11. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

         SECTION 4.12. JURISDICTION. The courts of the State of New York in New York County and the United States District Court for the Southern District of New York shall have jurisdiction over the parties with respect to any dispute or controversy between them arising under or in connection with this agreement and, by execution and delivery of this agreement, each of the parties to this Agreement submits to the exclusive jurisdiction of those courts, including but not limited to the in personam and subject matter jurisdiction of those courts, waives any objections to such jurisdiction on the grounds of venue or forum non conveniens, the absence of in personam or subject matter jurisdiction and any similar grounds, consents to service of process by mail (in accordance with Section 4.4) or any other manner permitted by law, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

         SECTION 4.13. MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

         Signed:

                                    BLACKSTONE CAPITAL PARTNERS III
                                      MERCHANT BANKING FUND L.P.
                                    BLACKSTONE OFFSHORE CAPITAL
                                      PARTNERS III L.P.
                                    BLACKSTONE FAMILY INVESTMENT
                                      PARTNERS III L.P.

                                    By: Blackstone Management Associates III
                                        L.L.C., general partner


                                        By: /s/ Robert L. Friedman
                                           ----------------------------------
                                        Name: Robert L. Friedman
                                        Title:


                                    PREMCOR INC.

                                    By: /s/ Jeffrey N. Quinn
                                        ----------------------------
                                        Name: Jeffrey N. Quinn
                                        Title: Executive Vice President